SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 28, 2023, between Healthcare Triangle, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (together with its successors and assigns, the “Investor”). Except where clear from the context, Investor also refers to any transferee(s) of the Investor.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agrees as follows:

ARTICLE I.

DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized words and terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following word and terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternative Conversion Price” shall have the meaning defined in the Notes.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, N.Y. are authorized or required by Law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by Law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the New York, N.Y. are generally are open for use by customers on such day.

“Closing” means the Closing of the First Tranche, the Second Tranche and the Third Tranche, as applicable.

“Closing Date” means any of the First Tranche Closing Date, the Second Tranche Closing Date and the Third Tranche Closing Date.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Sichenzia Ross Ference Carmel LLP.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned or held for use by the Company.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any governmental authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Company Privacy Policy” means each external or internal, past or present privacy policy or privacy or data security-related policy of Company, as well as any representation, obligation or promise of Company under any contract, relating to: (i) the privacy of customers or users of any Company Products, website, products or services operated by or on behalf of Company; and (ii) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information, each as defined.

“Company Products” means all proprietary products and services of the Company that are currently being, or at any time since the Company’s inception have been, offered, licensed, sold, distributed, hosted, maintained, supported or otherwise provided or made available by or on behalf of Company.

“Company Systems” means all Software, and computer hardware, servers, networks, platforms, peripherals, data communication lines and other information technology equipment and related systems, including any outsourced systems and processes, that are owned or used by Company in the conduct of its business as currently conducted.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” means the shares of Common Stock issuable upon conversion, payment or otherwise pursuant to the Notes.

“Current Lender” shall have the meaning ascribed to such term in Section 2.2(a)(xix).

“Current Lender Intercreditor Agreement” means an agreement between the Company, the Investor and the Current Lender, and which Current Lender Intercreditor Agreement is satisfactory to the Investor in its sole discretion.

“Customer Data” means all data, text, content, information or other material uploaded or otherwise transmitted by Company’s customers to, or stored by Company’s customers on or in, Company Products or any service of Company.

“Disclosure Schedules” refer to the Schedules attached to this Agreement.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York, N.Y. time) and before midnight (New York, N.Y. time) on any Trading Day, 9:01 a.m. (New York, N.Y. time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York, N.Y. time) and 9:00 a.m. (New York, N.Y. time) on any Trading Day, no later than 9:01 a.m. (New York, N.Y. time) on the date hereof.

“Equity Conditions” has the meaning set forth in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(ff).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options not to exceed 10% of the shares of Common Stock outstanding at any given time to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued hereunder, (ii) any warrants issued to the Placement Agent in connection with the transactions pursuant to this Agreement and any securities upon exercise of warrants to the Placement Agent, and/or (iii) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (without regard to any vesting requirements), provided that such securities have not been amended since the date of this Agreement (other than any amendments to such securities in connection with a Fundamental Transaction) to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or the contemplated holding company merger) or to extend the term of such securities, or (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.13(a) herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“First Tranche” means $2,000,000 in face value of Note issuable upon the First Tranche Closing Date, in accordance with Section 2.1(a).

“First Tranche Closing” means the Closing of the First Tranche.

“First Tranche Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investor’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities to be issued and sold, in each case, have been satisfied, subject to the terms and conditions set forth herein.

“First Tranche Note” means the Senior Secured Convertible Note due, subject to the terms therein, 18 months from the date of issuance, issued by the Company to the Investor hereunder, in the form of Exhibit A attached hereto.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governmental Authority” means any federal, state, county, local, municipal or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee Agreement” means the Guarantee Agreement, dated the date hereof, among the Company, its Subsidiaries and the Investor, in the form of Exhibit E attached hereto.

“Indebtedness” means (a) any liabilities of the Company including all Subsidiaries for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations of the Company including all Subsidiaries in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the footnotes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments of the Company including all Subsidiaries in excess of $10,000 due under leases required to be capitalized in accordance with GAAP; and (d) transactions relating to the sale of any existing or future sales of accounts receivables including merchant cash advances or sales of future accounts receivable of the Company including all Subsidiaries.

“Initial Resale Registration Statement” means the resale registration on Form S-1 or S-3, if available, covering the Underlying Shares of the Securities issued at the First Tranche Closing.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, social media accounts, including but not limited to X (formerly Twitter) and Facebook and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, data, databases, and data collections, and confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f ) Software.

“Investor Party” shall have the meaning ascribed to such term in Section 4.10.

“Investor Reserve Amount” shall have the meaning ascribed to such term in Section 4.19.

“Key Executives” means all of the Company’s officers and directors as of the date hereof.

“Laws” with respect to a Person means any federal, state, local, municipal, or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority applicable to such Person or any of its Subsidiaries, including its respective business and operations.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Nason Yeager” means Nason Yeager Gerson Harris & Fumero, P.A., with offices located at 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410.

“Notes” means any of the First Tranche Note, the Second Tranche Note and the Third Tranche Note.

“Open Source Software” means any Software or Intellectual Property that is distributed as “free” or “open source” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (http://opensource.org/osd) including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), Apache License, Artistic License and BSD Licenses.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Information” means: (i) a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person and for greater certainty includes all such information with respect to employees, (ii) data collected from an IP address, unique device identifier or MAC address, web beacon, pixel tag, ad tag, cookie, local storage object, software, or by any other means, or from a particular computer, web browser, mobile device, or other device or application, where such data (a) is collected from a particular computer or device regarding online activities; or (b) is or may be used to identify or contact an individual or device or application, to predict or infer the preferences, interests, or other characteristics of the device or application or of a user of such device or application, or to target advertisements or other content to a device or application, or to a user of such device or application, and (iii) any information that is associated, directly or indirectly (by, for example, records linked via unique keys), to any of the foregoing. Personal Information also includes any information not listed in (i), (ii) or (iii) above if such information is defined as “personal data”, “personally identifiable information”, “individually identifiable health information,” “protected health information,” or “personal information” under any Law.

“Permitted Indebtedness” shall have the meaning ascribed to such term in the Notes.

“Placement Agent” means Alliance Global Partners.

“Pledge Agreement” means the Pledge Agreement, dated the date hereof, among the Company and the Investor, in the form of Exhibit F attached hereto.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Principal Amount” means, as to the Investor, the amounts set forth below the Investor’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars.

“Principal Market” means the Nasdaq Capital Market.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Investor, in the form of Exhibit B attached hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Consent” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Required Holders” means (i) prior to the First Tranche Closing Date, the Investor and (ii) on or after the First Tranche Closing Date, holders of at least 66.0% of the aggregate Principal Amount of Notes issued and shall include the Investor so long as the Investor or any of its affiliates holds any Securities issued hereunder.

“Required Minimum” means, as of any date, the 300% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes (including Underlying Shares issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein (including, without limitation, the Floor Price or the Event Market Price (each as defined in the Notes)), and assuming that the Conversion Price is at all times on and after the date of determination equal to the Floor Price.

“Resale Registration Statement” means the initial Resale Registration Statement and any other registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Investor as provided for in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Tranche” means, subject to mutual consent up to $1,000,000 in Principal Amount of a Note issuable upon the Second Tranche Closing in accordance with Section 2.1(b). As used in this Agreement, the phrase “upon mutual consent” shall mean the consent of each of the Company and the Investor, which consent may be withheld for any reason or no reason.

“Second Tranche Closing” means the Closing of the Second Tranche.

“Second Tranche Closing Date” means 60 days following effectiveness of the initial Resale Registration Statement, upon which date: (i) the applicable portion of the Subscription Amount is transmitted to the Company from a bank in the United States and (ii) the Company’s obligations to deliver the corresponding Securities in the Second Tranche to be issued and sold, in each case, have been satisfied, and subject to satisfaction of the conditions set forth herein.

“Second Tranche Note” means the Senior Secured Convertible Note due, subject to the terms therein, 18 months from the date of issuance, issued by the Company to the Investor hereunder, in the form of Exhibit A attached hereto.

“Securities” means the Notes, the Warrants, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Investor, in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement and any other documents and filing required thereunder in order to grant the Investor a first priority security interest in the assets of the Company and the Subsidiaries to the extent provided in the Security Agreement, including all UCC-1 filing receipts.

“Shareholder Approval” means such approval as may be required by the Principal Market Rules from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Software” means any and all computer software and code, including all new versions, updates, revisions, improvements and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, architecture, schematics, records, libraries, and data, databases and data collections, and all related specifications and documentation, including developer notes, comments and annotations, user manuals and training materials relating to any of the foregoing.

“Subscription Amount” means, as to the Investor, the aggregate amount to be paid for each Note and Warrants purchased hereunder as specified below the Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, which Subscription Amount shall be 85% of the applicable Principal Amount.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third Tranche” means upon mutual consent $2,200,000 in Principal Amount of a Note issuable upon the Third Tranche Closing, in accordance with Section 2.1(c).

“Third Tranche Closing” means the Closing of the Third Tranche.

“Third Tranche Closing Date” means 90 days following the Second Tranche Closing and, subject to the mutual consent of the Company and the Investor, upon which date: (i) the applicable portion of the Subscription Amount is transmitted to the Company from a bank in the United States; and (ii) the Company’s obligations to deliver the corresponding Securities in the Third Tranche to be issued and sold, in each case, have been satisfied, and subject to satisfaction of the conditions set forth herein.

“Third Tranche Note” means the Senior Secured Convertible Note due, subject to the terms therein, 18 months from the date of issuance, issued by the Company to the Investor hereunder, in the form of Exhibit A attached hereto.

“to the Knowledge of the Company,” “to the Company’s Knowledge” and similar words and phrases relating to the Company’s “Knowledge” means the actual knowledge of any of the Key Executives of the Company upon reasonable investigation.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the NYSE American, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Required Consent, the Security Agreement, the Pledge Agreement, the Guarantee Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder including the Current Lender Intercreditor Agreement.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Warrant Shares, the Conversion Shares and shares of Common Stock issued and issuable pursuant to the terms of the Notes, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on each of the Notes in accordance with the terms of each of the Notes, in each case without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York, N.Y. time) to 4:02 p.m. (New York, N.Y. time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock Purchase Warrants delivered to the Investor at each Closing in accordance with Section 2.2(a) hereof, which Warrants shall have a term of exercise equal to five years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1  Closing.

(a)  First Tranche Closing. On the First Tranche Closing Date, provided that the Equity Conditions shall be satisfied as of such date, and upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investor agrees to purchase $2,000,000 of Principal Amount of the First Tranche Note and the number of Warrants listed on the Investor Signature Page. The Investor shall deliver to the Company, via wire transfer, immediately available funds equal to the Subscription Amount as to the First Tranche Closing as set forth on the signature page hereto executed by the Investor, and the Company shall deliver to the Investor the First Tranche Note and Warrants, as determined pursuant to Section 2.2(a), and the Company and the Investor shall deliver the other items set forth in Section 2.2 at the First Tranche Closing. Within two days of the satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 and subject to the Equity Conditions, the First Tranche Closing shall occur at the offices of Nason Yeager, at such other location as the parties shall mutually agree, or shall take place remotely by electronic transfer of applicable Transaction Documents.

(b)  Second Tranche Closing.

On the Second Tranche Closing Date, subject to mutual consent, provided that the Equity Conditions shall be satisfied as of such date and upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase $1,000,000 of Principal Amount of the Second Tranche Note and the number of Warrants as determined pursuant to Section 2.2(a). The Investor shall deliver to the Company, via wire transfer, immediately available funds equal to the Investor’s Subscription Amount as to the Second Tranche Closing as set forth on the signature page hereto executed by the Investor, and the Company shall deliver to the Investor the Second Tranche Note and the Warrants, and the Company and the Investor shall deliver the other items set forth in Section 2.2 at the Second Tranche Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, but only to the extent the Company shall also previously complied with all Transaction Documents prior to and as of the Second Tranche Closing Date, the Second Tranche Closing shall occur at the offices of Nason Yeager, at such other location as the parties shall mutually agree, or shall take place remotely by electronic transfer of applicable Transaction Documents. The obligation of the Investor to fund the Second Tranche shall be subject to the Registrable Securities, as defined by the Registration Rights Agreement, underlying the First Tranche Note and Warrants sold to the Investor at the First Tranche Closing being included for public sale in the Prospectus that is part of the Initial Resale Registration Statement, and to the Equity Conditions having been met as of the Second Tranche Closing Date.

(c)  Third Tranche Closing. On the Third Tranche Closing Date, subject to mutual consent, provided that the Equity Conditions shall be satisfied as of such date, and upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, an aggregate of $2,200,000 of Principal Amount of the Third Tranche Note together with a number of Warrants as determined by Section 2.2(a). The Investor shall deliver to the Company, via wire transfer, immediately available funds equal to the Investor’s Subscription Amount as to the Third Tranche Closing as set forth on the signature page hereto executed by the Investor, and the Company shall deliver to the Investor the Third Tranche Note and the Warrants, as determined pursuant to Section 2.2(a), and the Company and the Investor shall deliver the other items set forth in Section 2.2 at the Third Tranche Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, but only to the extent the Company shall also previously complied with all Transaction Documents prior to and as of the Third Tranche Closing Date, the Third Tranche Closing shall occur at the offices of Nason Yeager, at such other location as the parties shall mutually agree, or shall take place remotely by electronic transfer of applicable Transaction Documents. The obligation of the Investor to fund the Third Tranche shall be subject to the Registrable Securities, as defined by the Registration Rights Agreement, underlying the Securities issued in the First Tranche and the Second Tranche being included for public sale in the Prospectus that is part of the Resale Registration Statement(s), and to the Equity Conditions having been met as of the Third Tranche Closing Date.

2.2  Deliveries.

(a)  On or prior to the applicable Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(i)  as to the First Tranche Closing, this Agreement duly executed by the Company;

(ii)  as to the First Tranche Closing, an irrevocable written shareholder consent, duly executed by the holder of a majority of the total outstanding voting power of the Company approving the issuance of the Underlying Shares (the “Required Consent”), which Required Consent shall be sufficient to satisfy the Shareholder Approval required by the Principal Market Rules, and the filing of an Information Statement on Schedule 14C with the SEC with respect thereto;

(iii)  as to each Closing, a legal opinion of Company Counsel dated as of the applicable Closing Date, in a form reasonably acceptable to the Investor;

(iv)  as to each Closing, a Note convertible at 120% of the three-day VWAP, calculated prior to each Closing Date, registered in the name of the Investor with the Principal Amount reflected on to the Investor’s signature page;

(v)  as to each Closing, a Warrant registered in the name of the Investor to purchase up to a number of shares of Common Stock equal to 50% of the Investor’s Principal Amount divided by the VWAP of the Common Stock on the date prior to such Closing, with an initial exercise price equal to the Conversion Price of the Note issued at such Closing, subject to adjustment therein;

(vi)  as to each Closing, the Company shall have provided the Investor with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vii)  as to the First Tranche Closing, the Security Agreement, Pledge Agreement and Guarantee Agreement duly executed by the parties thereto, in each case in favor of the Investor as the secured party thereunder;

(viii)  as to the First Tranche Closing, the Required Consent executed by the principal shareholder(s) of the Company;

(ix)  as to each Closing, a letter executed by the Company and the Transfer Agent reserving the Required Minimum for the benefit of the Investor;

(x)  as to the First Tranche Closing, the Registration Rights Agreement duly executed by the Company, and a waiver signed by all holders of registration rights outstanding as of the date of this Agreement waiving and subordinating such rights to the registration rights of the Investor under this Agreement and the Registration Rights Agreement in the form satisfactory to the Investor;

(xi)  as to each Closing, an officer’s certificate certifying that the representations and warranties of the Company in the Purchase Agreement are true and correct as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date under any Transaction Documents and no Event of Default has occurred;

(xii)  as to each Closing, a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within 10 days of the applicable Closing Date;

(xiii)  as to each Closing, a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company or each Subsidiary conducts business and is required to so qualify, as of a date within 10 days of the applicable Closing Date;

(xiv)  as to the First Tranche Closing, a certified copy of the Certificate of Incorporation (or such equivalent organizational document) of the Company and each Subsidiary, dated within 10 days of the applicable Closing Date;

(xv)  as to each Closing, an officer’s certificate, in the form acceptable to the Investor, executed by an officer of the Company and each Subsidiary and dated as of the applicable Closing Date, as to (i) the resolutions adopted by the Board of Directors and each Subsidiary’s Board of Directors authorizing the transactions contemplated hereby in a form reasonably acceptable to the Investor, and (ii) the Certificate of Incorporation of the Company and the organizational documents of each Subsidiary, each as in effect at the applicable Closing;

(xvi)  as to each Closing, a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the applicable Closing Date immediately prior to the applicable Closing;

(xvii)  as to the First Tranche Closing, a copy of the application for the listing of the Underlying Shares on the Principal Market;

(xviii)  as to each Closing, certified copies of requests for copies of information on Form UCC-1 dated within two days prior to the applicable Closing Date, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Investor, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Investor, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Investor, shall not show any such Liens;

(xix)  as to the First Tranche Closing, the Current Lender Intercreditor Agreement executed by the Company, the Investor and the Current Lender, an appropriate amended Form UCC-1 and other instruments and releases as may be requested by the Investor as to all Liens of the Company and all security interests related including that certain UCC-1 Financing Statement filed on February 2, 2022 in favor of a lender identified on Schedule 2.1(a)(xix) (the “Current Lender”); and

(xx)  such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

(b)  On or prior to the applicable Closing Date, the Investor shall deliver or cause to be delivered to the Company, the following:

(i)  as to the First Tranche Closing, this Agreement duly executed by the Investor;

(ii)  as to each Closing, the Investor’s Subscription Amount by wire transfer to the account specified in writing by the Company;

(iii)  as to the First Tranche Closing, the Security Agreement, Pledge Agreement and Guarantee Agreement duly executed by the Investor; and

(iv)  as to the First Tranche Closing, the Registration Rights Agreement duly executed by the Investor.

2.3  Closing Conditions.

(a)  The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on each Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)  all obligations, covenants and agreements of the Investor required to be performed at or prior to each Closing Date shall have been performed; and

(iii)  the delivery by the Investor of the items set forth in Section 2.2(b) of this Agreement.

(b)  The obligations of the Investor hereunder in connection with each Closing (except as indicated in this Section 2.2(b) are subject to the following conditions being met:

(i)  the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on each Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed;

(iii)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)  Intentionally omitted;

(v)  there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)  from the date hereof to each Closing Date, as applicable, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Securities at each applicable Closing.

(vii)  the Company shall have filed with the Principal Market an application for the listing of the Underlying Shares on the Principal Market, a copy of which shall have been provided to the Investor, and the Principal Market shall have raised no objection with respect thereto; and

(viii)  no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated hereby;

(ix)  the Equity Conditions (as defined in the Note) shall have been met;

(x)  the Resale Registration Statements for all Underlying Shares issuable as a result of the First Tranche Closing and the Second Tranche Closing are effective and the Prospectuses covering the Underlying Shares meet the requirements of Sections 5(b) and 10 of the Securities Act; and

(xi)  The holders of piggyback registration rights have agreed in writing to not exercise their registrations rights in connection with any Resale Registration Statement.

2.4  Conditions Subsequent to Closing. As an accommodation to the Company, the Investor has agreed to execute this Agreement and to consummate the transactions contemplated herein on the First Tranche Closing Date notwithstanding the failure by the Company to satisfy the conditions set forth in Section 2.4(a) and (b) on or before the First Tranche Closing Date. In consideration of such accommodation, the Company agrees that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Transaction Documents, the Company shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that the failure by the Company to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default (as defined under the Notes)):

(a)  Pursuant to this Agreement and the Security Agreement, within 30 days after the First Tranche Closing Date (or such later date as may be permitted by the Investor in its sole discretion), the Investor shall have received a deposit account control agreement in form and substance reasonably satisfactory to Investor with respect to the deposit account in accordance with Section 4.19.

(b)  Pursuant to the Security Agreement, within 30 days after the First Tranche Closing Date (or such later date as may be permitted by the Investor in its sole discretion), the Investor shall have received insurance certificates and endorsements in form and substance reasonably satisfactory to it.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investor, which representations shall be true and correct on each respective Closing Date:

(a)  Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, except as indicated in the Disclosure Schedules, free and clear of any Liens, except for Liens created under the Transaction Documents, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)  Organization and Qualification. The Company and each of the Subsidiaries is an entity incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Laws.

(d)  No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Law to which the Company or a Subsidiary is subject (including federal and state securities Laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filings with the SEC pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities Laws, and (v) obtaining Shareholder Approval (collectively, the “Required Approvals”).

(f)  Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by Law. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by Law. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)  Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investor). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s shareholders, except for the Required Consent.

(h)  SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received or obtained a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)  Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred, exists, or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)  Litigation. There is no Action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation or preliminary investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)  Labor Relations. No labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company's Knowledge,

(i)  no allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) have been made involving any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries; and

(ii)  neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of the Company or any of its Subsidiaries.

(l)  Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local Laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has maintained, and has implemented reasonable policies, measures and infrastructure to maintain, compliance with Laws and regulations relates to the administration or involvement in the provision of Company Products, including without limitation the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(6)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1302a-7) and the Civil Monetary Penalties Act (42 U.S.C. § 1302a-7a), the Health Insurance Portability and Accountability Act of 1996, commonly referred to as "HIPAA," (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act, commonly referred to as "HITECH," the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) commonly known as “Medicare,” the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) commonly known as “Medicaid,” the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, the Health Information Technology for Economic and Clinical Health Act, any Laws relating to opioids (including the electronic or digital prescription thereof), and Laws enforced or implemented by the U.S. Federal Trade Commission, in each case as have been or may be amended, supplemented or replaced from time-to-time, and the rules and regulations promulgated under each of the foregoing. To the Company’s Knowledge, none if its customers or suppliers are in material violation with any such Laws in a manner that could adversely affect the Company.

(m)  Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(o)  Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)  Intellectual Property. Schedule 3.1(p) lists all (i) Company IP Registrations and (ii) Company Intellectual Property, including Software, that is not registered but that is material to the Company’s business or operations. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing, except as listed on Schedule 3.1(p). The Company has made available to the Investor true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations. There are no actions that must be taken by the Company (or any third party on the Company’s behalf) prior to the First Tranche Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company IP Registrations. To the Company’s Knowledge, there are no facts or circumstances that would render any Company IP Registrations invalid or unenforceable. To the Company’s Knowledge, there has been no misrepresentation or failure to disclose any fact or circumstances in any application for any Company IP Registrations that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company IP Registrations. The Company has not claimed a particular status, including “small entity status,” in the application for any Company IP Registrations, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the First Tranche Closing.

(i)  Schedule 3.1(q) lists all Company IP Agreements that are material to the Company’s business as it presently is being conducted. The Company has made available to the Investor true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company, nor to the Company’s Knowledge any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.

(ii)  The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record owner of all right, title and interest in and to the Company Intellectual Property, or has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company’s current business or operations, in each case, free and clear of Liens.

(iii)  The Company has entered into binding, written agreements with every current and former employee since its inception, and with every current and former independent contractor since its inception, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The Company has provided the Investor with true and complete copies of all such agreements.

(iv)  The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s business or operations as currently conducted.

(v)  The Company’s rights in the Company Intellectual Property are, and, since inception, have been, valid, subsisting and enforceable. The Company has taken all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all confidential information and trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(vi)  The conduct of the Company’s business as currently and formerly conducted, and the Company Products and related processes and infrastructure, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. To the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

(vii)  There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license or inquiries regarding the need to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property. The Company is not subject to any outstanding or prospective governmental order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

(q)  Company Products; Proprietary Software.

(i)  Schedule 3.1(q)(i) contains a correct, current and complete list of all currently distributed Company Products, identifying for each item all previous major releases. Since inception, as used in this Agreement, the term “major release” means any change embodied by the phrase “Version 1 to Version 2” etc. in contrast to changes labeled “Version 1.1 to Version 1.2” or “8.3.29” etc.

(ii)  For all of the Company Products identified in Schedule 3.1(q)(ii), Schedule 3.1(q)(ii) identifies all Company Intellectual Property and all Intellectual Property licensed to the Company under a Company IP Agreement and that are (A) used in the development, maintenance, use or support of such Company Product, (B) incorporated in or distributed or licensed with such Company Product in any manner for use in connection with such Company Product, or (C) used to deliver, host or otherwise provide services with respect to such Company Product, and in each case (except for non-customized, off-the-shelf Software that is commercially available pursuant to shrink-wrap, click-through or other standard form agreements or with an annual license fee or replacement value of less than $10,000), the Company IP Agreement relating to Company’s use of such item.

(iii)  All Company Products are fully transferable, alienable or licensable by the Company without restriction and without payment of any kind to any third party. The Company has not transferred ownership of, or granted any exclusive license of (or exclusive right to use), or authorized the retention of any exclusive rights to use or joint ownership of, any Company Product or any related Software or other Intellectual Property to any other Person. The Company is not subject to any Company IP Agreement (other than with respect to current customers pursuant to the Company’s standard form of customer agreement entered into in the ordinary course of business) that includes any unperformed obligations that require the Company to develop any Software or other Intellectual Property, including any enhancements or customizations that are part of or used in connection with the Company Products (collectively, “Customizations”), and the Company owns and will continue to own all right, title and interest in and to all such Customizations developed by the Company.

(iv)  Schedule 3.1(q)(iv) identifies all Company Intellectual Property that was developed under a contract with a governmental entity using any government or university funding, resources or staff, and identifies all Company Intellectual Property to which any government entity or university has any rights (other than non-exclusive license rights granted to current customers to use Company Products pursuant to the Company’s form of customer agreement entered into and as modified in the ordinary course of business).

(r)  Source Code.

(i)  The Company is in actual possession of and has exclusive control over a complete and correct copy of the source code for all Software included in the Company Intellectual Property.

(ii)  Except for application programming interfaces and other interface code that is generally available to customers, the Company has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company Product to any escrow agent or any other Person, other than an independent contractor or consultant of the Company pursuant to a valid and enforceable written agreement prohibiting use or disclosure except in the performance of services for the Company. Without limiting the foregoing, neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, or would reasonably be expected to, result in the release from escrow or other delivery to any Person of any source code for any Company Product.

(iii)  As of the date hereof, there has been no unauthorized theft, reverse engineering, decompiling, disassembling or other unauthorized disclosure of or access to any source code for any Company Product.

(s)  Open Source Software.

(i)  Schedule 3.1(s)(i) sets forth a true and complete list of each item of open source software that is or has been used by or on behalf Company, in the development of or that is incorporated into, combined with, linked with, distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any Company Product, and for each such item of Open Source Software, (A) the applicable Company Product, and (B) the name and version number of the applicable license agreement.

(ii)  The Company has complied in all material respects with all notice, attribution and other requirements of each license applicable to the Open Source Software required to be disclosed in Schedule 3.1(s)(ii).

(iii)  The Company has not used any Open Source Software in a manner that does, will or would reasonably be expected to, require Company or any other Person to (A) disclose or distribute the source code of the Software of any Company Product, (B) license or otherwise offer or distribute any Company Product on a royalty-free basis, or (C) grant any patent license, non-assertion covenant or, rights to modify, make derivative works based on, decompile, disassemble or reverse engineer or any other rights to any Company Product or Company Intellectual Property.

(t)  Conformance with Specifications; Defects; Malicious Code.

(i)  All Company Products conform in all material respects to all applicable warranties in all contracts with customers.

(ii)  To the Company’s Knowledge, none of the Company Products contain any bug, defect or error that materially adversely affects the functionality or performance of such Company Product against its applicable specifications.

(iii)  To the Company’s Knowledge none of the Company Products, and no other Software used in the provision of any Company Product or otherwise in the operation of its business, contains any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (A) disrupt, disable, harm or otherwise impair the normal and authorized operation of, or provide unauthorized access to, any computer system, hardware, firmware, network or device on which any Company Product or such other Software is installed, stored or used, or (B) damage, destroy or prevent the access to or use of any data or file without the user’s consent. The Company has taken reasonable steps designed to prevent the introduction of Malicious Code into the Company Products.

(u)  IT Systems.

(i)  To the Company’s Knowledge, the Company Systems are reasonably sufficient for the needs of the Company’s business as currently conducted, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner. The Company Systems are in sufficiently good working condition to perform all information technology operations and include sufficient licensed capacity (whether in terms of authorized sites, units, users, seats or otherwise) for all Software, in each case as necessary for the conduct of the Company’s business as currently conducted.

(ii)  Since its inception, there has been no unauthorized access, use, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Company Systems, that has resulted in or could reasonably be expected to result in any: (A) substantial disruption of or interruption in or to the use of such Company Systems or the conduct of the Company’s business; (B) material loss, destruction, damage or harm of or to Company or its operations, personnel, property or other assets; or (C) material liability of any kind to the Company. The Company has taken reasonable actions, consistent with applicable industry best practices in the Company’s industry, to protect the integrity and security of the Company Systems and the data and other information stored thereon.

(iii)  The Company maintains commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities, has acted in material compliance therewith, and has tested such plans and procedures on a regular basis, and such plans and procedures have been proven effective in all material respects upon such testing.

(v)  Data Privacy and Protection; Cybersecurity.

(i)  The Company has complied with all Company Privacy Policies and with all applicable Laws and contracts to which it is a party relating to: (A) the privacy of customers or users of the Company Products, any website, product or service operated by or on behalf of the Company; and (B) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information by the Company or by third parties having authorized access to the records of the Company, with respect to each of (A) and (B) in all material respects. No claims have been asserted or, are threatened against the Company alleging a violation of any person’s privacy, confidentiality or other rights under any Company Privacy Policy, under any contract, or under any Law relating to any Customer Data or Personal Information. With respect to any Customer Data and Personal Information, the Company has taken commercially reasonable measures (including implementing and monitoring compliance with respect to technical and physical security) designed to safeguard such data against loss and against unauthorized access, use, modification, disclosure or other misuse. There has been no unauthorized access to or other misuse of any Customer Data and Personal Information. The Company has not received any complaint from any Person (including any action letter or other inquiry from any Governmental Authority) regarding the Company’s collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of Customer Data or Personal Information. There have been no facts or circumstances that would require Company to give notice to any customers, suppliers, consumers or other similarly situated Persons of any actual or perceived data security breaches pursuant to an applicable Laws requiring notice of such a breach.

(ii)  Without limiting the generality of the foregoing, the Company is compliant with all Laws relating to data privacy and data protection, and the collection, storage, maintenance and transmission of personal data and health information, including, without limitation, HIPAA, the European General Data Protection Regulation, the California Consumer Privacy Act of 2018, the California Privacy Rights Act of 2020, and all other applicable Laws. The Company is compliant with the agreements, terms and policies of, and has not reason to believe that it will not continue to have access to, the third party data hosting and transmission services and infrastructure it utilizes or anticipates utilizing in its operations as presently conducted or planned, including without limitation, Amazon Web Services, Google Cloud and Microsoft Azure Cloud.

(iii)  The Company has complied with the SEC’s rules related to cybersecurity risks and related disclosures.

(w)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(x)  Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(x), none of the officers, directors 5% beneficial owners of the Company’s Common Stock or any Subsidiary, and any employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner (“Related Party Transactions”). Any Related Party Transactions reflect market terms and rates which would reasonably be expected to be obtained in an equivalent arms-length transaction with a third party, and were negotiated in good faith and on an arms-length basis.

(y)  Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of each Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(z)  Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents other than the fee payable to the Placement Agent. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(z) that may be due in connection with the transactions contemplated by the Transaction Documents.

(aa)  Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(bb)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(cc)  Registration Rights. Other than the Investor, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries, except for Person who have agreed to subordinate their registration rights to those of the Investor as required by Section 2.3(b)(xi).

(dd)  Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(ee)  Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(ff)  Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(gg)  No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(hh)  Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization Laws of any jurisdiction within one year from each Closing Date. Schedule 3.1(hh) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ii)  Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(jj)  No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(kk)  Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law or (iv) violated in any material respect any provision of the FCPA.

(ll)  Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ll). Such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Form 10-K Annual Report for the fiscal year ending December 31, 2023. To the Company’s Knowledge, such accounting firm has not been subject to any disciplinary actions or other adverse Actions or Proceedings from the Public Company Accounting Oversight Board (the “PCAOB”). Nor does the Company have any Knowledge that the PCAOB is conducting any investigation or inquiry, however termed, which may lead to disciplinary action against such accounting firm.

(mm)  Seniority. As of each Closing Date, no Indebtedness or other claim against the Company is senior to any of the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except for the facility with the Current Lender.

(nn)  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(oo)  Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(pp)  Acknowledgment Regarding the Investor’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling long and/or short securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Investor, specifically including, “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Investor, and counter-parties in “derivative” transactions to which the Investor is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (A) the Investor may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (B) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(qq)  Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s Placement Agent in connection with the placement of the Securities.

(rr)  Stock Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the Company’s stock option or similar plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Law. No stock option granted by the Company has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options or other equity securities or rights to equity securities including restricted stock units prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ss)  Office of Foreign Assets Control. Neither the Company, any Subsidiary nor, to the Company's Knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(tt)  U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Investor’s request.

(uu)  Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(vv)  Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

(ww)  No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

(xx)  Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(yy)  Notice of Disqualification Events. The Company will notify the Investor and the Placement Agent in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(zz)  Majority Voting Power. As of each Closing Date, SecureKloud Technologies, Inc. and any Affiliate are the holders of the majority of the outstanding voting power of the Company.

3.2  Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)  Organization; Authority. The Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b)  Own Account. The Investor (i) understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Law, (ii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities Law, and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities Law (this representation and warranty not limiting the Investor’s right to sell the Securities pursuant to any Resale Registration Statement or otherwise in compliance with applicable federal and state securities Laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c)  Investor Status. At the time the Investor was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)  Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation. The Investor is not, to the Investor’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Investor, any other general solicitation or general advertisement.

(f)  Access to Information. The Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Investor acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided the Investor with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company of the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which the Investor agrees need not be provided to it. In connection with the issuance of the Securities to the Investor, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to the Investor.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Investor under this Agreement and the Registration Rights Agreement.

(b)  The Investor agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)  The Company acknowledges and agrees that the Investor may from time-to-time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(d)  Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a Resale Registration Statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 when available, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). For the avoidance of doubt the Company shall pay all costs associated with legal opinions needed to remove restrictive legends. If all or any portion of a Note is converted or Warrant is exercised at a time when there is an effective Resale Registration Statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information requirements of Rule 144(c) and without volume or manner of sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including Sections 4(a)(1) or 4(a)(7), judicial interpretations and pronouncements issued by the staff of the SEC including what is known as Section 4(a)(1½)), then such Underlying Shares shall be issued free of all legends. For the avoidance of doubt, the Company agrees that after the requisite holding period to comply with Rule 144, the legend may be removed under Rule 144 of the Securities Act, assuming the holder satisfies the requirements of Rule 144. The Company agrees that at such time as such legend is no longer required under this Section 4.1(d), it will, no later than the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Investor to the Company or the Transfer Agent of a certificate (or stock power if issued in book entry form) representing Shares or Warrant Shares, as applicable, issued without a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends (or provide evidence of issuance in book entry form). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by the Investor. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares and Warrant Shares, as applicable, issued with a restrictive legend. Certificates for the Underlying Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by the Investor.

(e)  The Company acknowledges and agrees that the Investor may from time-to-time pledge, pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request, including, if the Securities have been registered for resale pursuant to a Resale Registration Statement, the preparation and filing of any required Prospectus Supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(f)  In addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend the Investor and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Investor by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Investor that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Investor’s total purchase price (including brokerage commissions or mark-ups and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions or mark-ups and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to the Investor by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Investor to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii) above.

(g)  The Investor agrees with the Company that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, including any Resale Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding. The Company acknowledges that if the Investor cashlessly exercises any Warrants, Section 3(a)(9) of the Securities Act shall apply and the holding period of the Underlying Shares issued as a result shall be the Closing Date on which the Warrants were issued. The Company covenants that it shall not challenge this issuance date of such Underlying Shares.

4.2  Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3  Furnishing of Information; Public Information.

(a)  Until the earliest of the time that (i) the Investor no longer owns any Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act or has the legal power to suspend the obligation to file reports, except in the case of a sale of all or substantially all of the assets of the Company, a merger or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or any transaction or series of related transactions as a result of which any Person (together with its Affiliates) acquires a majority of the then outstanding securities of the Company.

(b)  At any time during the period commencing from the six-month anniversary of the date hereof (and also following the Second Tranche Closing Date and the Third Tranche Closing Date, as applicable), and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal one percent of the aggregate Subscription Amount of the Investor’s Securities on the day of a Public Information Failure and on every 30th day (pro-rated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investor to transfer the Underlying Shares pursuant to Rule 144. The payments to which the Investor shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one-half percent per month (prorated for partial months) until paid in full. Nothing herein shall limit the Investor’s right to pursue actual damages for the Public Information Failure, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require Shareholder Approval prior to the closing of such other transaction unless Shareholder Approval is obtained before the closing of such subsequent transaction.

4.5  Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Investor in order to exercise the Warrants or convert any of the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert any of the Notes. No additional legal opinion, other information or instructions shall be required of the Investor to exercise its Warrants or convert any of the Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6  Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms (which shall include the name of the Placement Agent) of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to any of the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Investor or any of its Affiliates on the other hand, shall terminate. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (a) as required by federal securities Law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (b).

4.7  Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Investor.

4.8  Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable Law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9  Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto and subject to Section 4.19 with respect to the Investor Reserve Amount, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes and shall not use such proceeds for any other purpose, including payments to any shareholder, except under existing employment agreements.

4.10  Indemnification of the Investor. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted by the Company or its affiliates or representatives or agents against the Investor Parties in any capacity, or any of them or their respective Affiliates, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such shareholder or any violations by such Investor Party of state or federal securities Laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by the Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to Law.

4.11  Reservation and Listing of Securities.

(a)  The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)  If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)  The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Investor evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12  Participation in Future Financing.

(a)  From the date hereof until the 12-month anniversary of the date of this Agreement, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Investor shall have the right to participate in aggregate up to an amount of the Subsequent Financing equal to 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)  At least 10 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Investor, and only upon a request by the Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to the Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)  If the Investor desires to participate in such Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (New York, N.Y. time) on the fifth Trading Day after the Investor has received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such fifth Trading Day, the Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)  If by 5:30 p.m. (New York, N.Y. time) on the fifth Trading Day after the Investor has received the Pre-Notice, notification by the Investor of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) has been provided, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)  Intentionally Omitted.

(f)  The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(g)  The Company and the Investor agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude the Investor from participating in a Subsequent Financing, including, but not limited to, provisions whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Investor.

(h)  Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by the 10th Business Day following delivery of the Subsequent Financing Notice. If by such 10th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i)  Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance.

(j)  In addition, if while any Notes are outstanding the Company receives cash proceeds from any financing including the sale of any securities or any commercial Indebtedness which is Permitted Indebtedness, the Investor shall have the option exercisable on at least three Trading Days prior written notice to cause the Company to prepay the Notes in an amount up to 25% of the gross proceeds of any such financing. With regard to an “at the market offering” the Company shall give the Investor notice on the last Trading Day of each week of the amount of proceeds it has received or will receive from such sales during the week after which the Investor may exercise its prepayment option.

4.13  Subsequent Equity Sales.

(a)  From the date hereof until the earlier of the one-year anniversary of the date of this Agreement and until 30 days after the effectiveness of the Resale Registration Statement(s) covering all of the First Tranche Closing Underlying Shares, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. Furthermore, if the Second Tranche Closing occurs, from the date thereof until 30 days after the effectiveness of the Resale Registration Statement(s) covering all of the Second Tranche Closing Underlying Shares, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement.

(b)  From the date hereof as long as any Note is outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement whereby the Company may issue securities at a future determined price; provided, however, that the entry into and/or issuance of shares in an “at the market” offering and/or in an “equity line of credit” shall not be deemed a Variable Rate Transaction, provided that the Company shall not engage in any equity line of credit transaction during any Monthly Conversion Period, or in any period beginning on receipt of a Conversion Notice (as such terms are defined in the Note) through the close of business on the last Trading Day equal to a number of Trading Days comprising the Standard Settlement Period then existing. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)  While any Note is outstanding, if the Company issues any equity option, warrant or similar instrument which contains an “alternative cashless exercise” provision that provides for the exercise of such security without payment of the exercise price in cash and does not require the security to be “in the money,” the Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.14  Subsequent Public Financing. The Company acknowledges that the funds contemplated by this Agreement are not sufficient to fund the Company’s operations for the next 12 months, and covenants and agrees to prepare and file a registration statement on Form S-1 within 60 days of the First Tranche Closing Date for purposes of raising capital through a public offering of the Company’s Common Stock (which may include warrant coverage).

4.15  Nasdaq Compliance. The Company acknowledges that the continued listing of the Common Stock on the Principal Market is an important benefit to the Investor with respect to the Securities, and covenants and agrees to remain compliant with the Principal Market Rules. The Company will confer with its legal counsel at least once every three months to address the Company’s continued compliance and any potential issues concerning the Principal Market Rules, and will promptly notify the Investor in writing of any issues that may arise with respect to compliance with the Principal Market Rules.

4.16  Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investor at each Closing under applicable securities or “blue sky” Laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Investor.

4.17  Capital Changes. From the date hereof until such time as the Investor does not hold any of the Notes, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investor.

4.18  Appointment of New CEO. The Company shall appoint a new Chief Executive Officer of the Company within 45 days of the First Tranche Closing.

4.19  Investor Reserve Amount. Notwithstanding anything to the contrary set forth in this Agreement, immediately upon the First Tranche Closing the Company shall deposit $700,000 of the proceeds received from the Investor in the First Tranche Closing to an account established for such purpose with a U.S. federally chartered bank set forth on Schedule 4.19 as restricted cash plus accrued interest (the “Investor Reserve Amount”), and the Investor shall have a first priority security Lien on the Investor Reserve Amount. Following the First Tranche Closing and the deposit of the Investor Reserve Amount pursuant hereto, the Company shall enter into a deposit account control agreement in the form reasonably acceptable to the Company, the Investor and the bank. Upon the Company’s filing of a registration statement on Form S-1 for a primary public offering of securities by the Company, the Investor Reserve Amount shall be reduced to $500,000. Notwithstanding any reduction in the Investor Reserve Amount, within 60 days of the First Tranche Closing, the Investor Reserve Amount shall be increased to $1,000,000, and the Company shall deposit the additional cash or other collateral acceptable to the Investor. After the date that is 60 days following the First Tranche Closing, the Company shall maintain at least $1,000,000 in the account set up pursuant to the deposit account control agreement at all times.

4.20  Maintenance of DTC Eligibility. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.21  Shareholder Approval. The Company shall obtain Shareholder Approval by written consent of the Required Holders, and prepare and file an Information Statement on Schedule 14C, on the date of the First Tranche Closing and if the SEC Staff issues any comments use best efforts to comply with comments and otherwise comply with the Principal Market Rules to permit issuance of all Securities required under this Agreement.

4.22  Intentionally omitted.

4.23  No Amendment of Existing Registration Rights. The Company shall not amend the registration rights presently in existence in any manner which adversely affects the rights of the Investor.

ARTICLE V.

MISCELLANEOUS

5.1  Termination. This Agreement may be terminated by the Investor, as to the Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the Investor, by written notice to the other parties, if the First Tranche Closing has not been consummated on or before the fifth Trading Day following the date hereof, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2  Fees and Expenses. At the First Tranche Closing, the Company has agreed to reimburse the Investor for its legal fees and expenses, up to a maximum of $75,000, of which $50,000 has been received on account. The Company shall deliver to the Investor, prior to the First Tranche Closing, a completed and executed copy of the closing statement or flow of funds document, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement including the obligation of the Company to pay the Placement Agent. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor and costs necessary to provide the Investor with a lien on all of the assets of the Company.

5.3  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York, N.Y. time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5  Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Investor and holder of Securities and the Company. Such amendment provision shall not be construed to mean that the Beneficial Ownership Limitation of the Notes and the Warrants may be amended.

5.6  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger or acquisition). The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Investor.

5.8  No Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Investor in Section 3.2. Except as expressly set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9  Governing Law; Exclusive Jurisdiction. Except as otherwise provided under the Security Documents, all questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the Cayman Islands, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal Actions or Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts located in the George Town, Cayman Islands. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in George Town, Cayman Islands for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10  Survival. The representations and warranties contained herein shall survive each Closing and the delivery of the Securities.

5.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Note or exercise of a Warrant, the Investor shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Investor of the aggregate exercise price paid to the Company for such shares and the restoration of the Investor’s right to acquire such shares pursuant to the Investor’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15  Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at Law would be adequate.

5.16  Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any Law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17  Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury Laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Investor in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by Law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.

5.18  Intentionally omitted.

5.19  Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

5.21  Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22  WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

1

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Healthcare Triangle, Inc.	Address for Notice: Healthcare Triangle, Inc. 7901 Stoneridge Drive, Suite 220 Pleasanton, California Attn: Chief Financial Officer
By: __________________________________ Name: Thyagarajan Ramachandran Title: Chief Financial Officer With a copy to (which shall not constitute notice):	Email: rt@healthcaretriangle.com
Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY, 10036 Attn: Ross D. Carmel Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR INVESTOR FOLLOWS]

3

[INVESTOR SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice):

Principal Amount for the First Tranche:

Principal Amount for the Second Tranche:

Principal Amount for the Third Tranche:

Subscription Amount for First Tranche:

Subscription Amount for Second Tranche:

Subscription Amount for Third Tranche:

First Tranche Warrant Shares: _________________1

Second Tranche Warrant Shares________________1

Third Tranche Warrant Shares________________1

EIN Number: _______________________

Wire Instructions to Investor for Interest Payments or Note Repayment:

Bank Name:

4

SECURITIES PURCHASE AGREEMENT -- SCHEDULES

[●]

5

1 Number of Warrant Shares for each Tranche equals 50% of the principal of the applicable Note divided by the VWAP prior to the applicable Closing Date.